UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 21, 1997
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                  1-2360                13-0871985
(State of Incorporation)       (Commission            (IRS employer
                               File Number)          Identification No.)

          ARMONK, NEW YORK                              10504
(Address of principal executive offices)              (Zip Code)

                                  914-765-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated January 21, 1997, regarding its financial results for the periods ended December 31, 1996, including unaudited consolidated financial statements for the periods ended December 31, 1996, are attached.

                                     SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INTERNATIONAL BUSINESS MACHINES CORPORATION
                                             (Registrant)

Date: January 21, 1997


                                     By:   John R. Joyce
                                         ------------------------------
                                           (John R. Joyce)
                                         Vice President and Controller

IBM Announces Fourth Quarter, Full-Year 1996 Results

January 21, 1997

IBM today announced record fourth-quarter 1996 revenues of $23.1 billion, an increase of 6 percent from the same period of 1995. Fourth-quarter net earnings were $2.0 billion, or $3.93 per common share, compared with $1.7 billion, or $3.09 per common share, in the year-earlier period.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "We showed good growth in the fourth quarter despite a difficult year-over-year comparison, continued weakness in Europe and a greater-than-expected currency impact. I'm especially pleased by the ongoing strong growth in our services business, by our improved software results, led by our Lotus and Tivoli units, and by the continued turnaround in our Personal Computer Company. Our storage business also turned in an outstanding quarter, and demand for our System/390 servers remained strong.

"For the full year, we grew at 9 percent in constant currency --our highest rate of constant currency growth since 1985. We continued to make substantial progress across our product line, from our new Aptiva 'S' home computer through faster, more efficient System/390 servers. We announced -- and delivered --dozens of networking and electronic business applications. In addition, we completed the year with more than $8 billion in cash, after about $6 billion in capital expenditures, $1 billion in acquisitions and nearly $6 billion in common share repurchases.

"Although we still face many challenges, IBM is a much different company than it was only a few years ago. Our portfolio of businesses is now better balanced to reflect the changing requirements of our industry. For example, services made up just 13 percent of our revenues in 1993. By year-end 1996, services represented 21 percent of revenues. Also, we refocused and reorganized our sales team around customers - around industries so that we can provide industry-specific products, services and solutions to common customer needs. It is clear now that this was the right strategy."

Fourth-quarter revenues increased in North America, Asia-Pacific and Latin America, while European results were flat. Specifically, revenues from North America increased 11 percent year over year to $9.6 billion. Asia-Pacific revenues grew 6 percent to $4.3 billion. Revenues from Latin America were $1.1 billion, an increase of 4 percent. Revenues from the company's Europe, Middle East and Africa unit were $8.1 billion, flat year over year.

Currency had an approximately 3 percentage point negative impact on the company's revenue results in the fourth quarter. This compares with an approximately 2 percentage point positive revenue effect in the fourth quarter of 1995. At constant currency in the fourth quarter of 1996, European revenues grew 3 percent and Asia-Pacific revenues increased 14 percent.

Hardware sales revenues were $11.7 billion, an increase of 2 percent compared with the fourth quarter of 1995. Personal computer revenues grew year over year in both commercial and consumer categories. AS/400, storage product and networking hardware revenues also increased. System/390 and IBM Microelectronics revenues declined, while RS/6000 revenues were essentially flat.

Services revenues were $5.0 billion, an increase of 22 percent compared with the fourth quarter of last year. In the fourth quarter, IBM Global Services signed approximately $6 billion in new business. This includes an eight-year, multimillion dollar contract with Lyonnaise des Eaux for management of its French water works technology operations, and a 10-year agreement with Federated Department Stores for disaster recovery services and help desk management.

Software revenues grew 4 percent year over year to $3.7 billion. A record 1.5 million Lotus Notes seats were shipped in the quarter, bringing the total installed base of Notes seats to about 9 million, or double that of year-end 1995. Revenues from Tivoli's TME systems management products were greater in the fourth quarter of 1996 than in full-year 1995.

Maintenance revenues decreased 6 percent from 1995's fourth quarter to $1.7 billion, while revenues from rentals and financing grew 9 percent to $1.0 billion.

The company's overall gross profit margin was 40.3 percent in the fourth quarter, compared with 41.7 percent in the same period of 1995.

Total expenses declined 2 percent year over year, while the expense-to-revenue ratio decreased from 30 percent to 28 percent.

IBM's tax rate in the fourth quarter was 29.9 percent compared with 33.4 percent in the fourth quarter of last year.

The average number of common shares outstanding in the fourth quarter was 513.4 million, compared with 552.4 million in the year-earlier period.

                             Full-year 1996 Results

Revenues for the 12 months ended December 31, 1996 were $75.9 billion, an increase of 6 percent from the prior year's $71.9 billion.

Hardware sales revenues rose 2 percent year over year to $36.3 billion. Services revenues increased 25 percent to $15.9 billion. Software revenues grew 3 percent to $13.0 billion. Maintenance revenues decreased 6 percent to $7.0 billion. Revenues from rentals and financing increased 5 percent to $3.7 billion.

Net earnings for the 12 months ended December 31, 1996 were $5.9 billion, or $11.06 per common share, excluding a charge associated with research and development related to acquisitions in the first quarter of 1996. This compares with 1995 net earnings of $6.0 billion, or $10.46 per common share, excluding a charge associated with R&D related to the acquisition of Lotus Development Corporation. Net earnings in 1996 including the R&D charge related to the acquisitions were $5.4 billion, or $10.24 per common share, compared with net earnings in 1995 of $4.2 billion, or $7.23 per common share, including the Lotus R&D charge.

As of December 31, 1996, IBM had $8.1 billion in cash, compared with $7.7 billion as of year-end 1995.

Common share repurchases totaled $5.8 billion in 1996, including $1.9 billion in the fourth quarter. At year-end 1996, IBM had 508.0 million common shares outstanding versus 547.8 million at year-end 1995.

IBM's "core" debt -- debt in support of operations, excluding financing -- increased $295 million from December 31, 1995 to December 31, 1996 to a total of $2.2 billion. During the same period, debt supporting the company's worldwide credit operations grew $905 million to $20.6 billion.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
              SUPPLEMENTAL SCHEDULE - COMPARATIVE FINANCIAL RESULTS (EXCLUDES EFFECT OF PURCHASED R&D IN 1996 AND 1995)*

                 (Dollars in millions except per share amounts)

                       Three Months                       Twelve Months
                     Ended December 31                  Ended December 31
                     -----------------                  -----------------
                                             Percent                            Percent
                     1996        1995        Change      1996        1995       Change
                     ----        ----        -------     ----        ----       -------
REVENUE
 Hardware sales    $11,660     $11,469         1.7%    $36,316     $35,600        2.0%
  Gross margin          36.6%       39.6%                   35.6%       38.6%

 Services            5,009       4,095        22.3%     15,873      12,714       24.8%

  Gross margin          22.3%       22.3%                   20.3%       21.0%

 Software            3,718       3,578         3.9%     13,052      12,657        3.1%
  Gross margin          68.4%       64.3%                   68.7%       65.0%

 Maintenance         1,755       1,862        -5.8%      6,981       7,409       -5.8%
  Gross margin          47.1%       47.8%                   47.6%       50.7%

 Rentals
 and financing       1,001         916         9.4%      3,725       3,560        4.6%
  Gross margin          56.6%       55.1%                   56.4%       55.4%

TOTAL REVENUE       23,143      21,920         5.6%     75,947      71,940        5.6%

GROSS PROFIT         9,321       9,151         1.9%     30,539      30,367        0.6%
  Gross margin          40.3%       41.7%                   40.2%       42.2%

OPERATING EXPENSES

 S,G&A               5,093       5,392        -5.5%     16,854      16,766        0.5%
  % of revenue          22.0%       24.6%                   22.2%       23.3%

 R,D&E (1,2)         1,332       1,248         6.8%      4,654       4,170       11.6%
  % of revenue           5.8%        5.7%                    6.1%        5.8%

OPERATING INCOME     2,896       2,511        15.3%      9,031       9,431       -4.2%

Other income           181         255       -29.2%        707         947      -25.3%
Interest expense       190         198        -4.6%        716         725       -1.3%

EARNINGS BEFORE
INCOME TAXES         2,887       2,568        12.4%      9,022       9,653       -6.5%
  Pre-tax margin        12.4%       11.7%                   11.9%       13.4%

Provision for
income taxes           864         857         0.6%      3,158       3,635      -13.1%
  Effective tax
   rate                 29.9%       33.4%                   35.0%       37.7%

NET EARNINGS       $ 2,023     $ 1,711        18.3%    $ 5,864     $ 6,018       -2.6%
  Net margin             8.7%        7.8%                    7.7%        8.4%

Preferred stock
dividends and trans-
action costs             5           5                      20          62

NET EARNINGS
APPLICABLE TO COMMON
SHAREHOLDERS       $ 2,018     $ 1,706        18.3%    $ 5,844     $ 5,956       -1.9%

                   =======     =======                 =======     =======

NET EARNINGS PER
SHARE OF COMMON
STOCK              $  3.93     $  3.09        27.2%    $ 11.06     $ 10.46        5.7%
                   =======     =======                 =======     =======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)         513.4       552.4                   528.4       569.4

*     Supplemental information provided for comparative purposes:

(1) Twelve months 1996 excludes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March, 1996.

(2) Twelve months 1995 excl udes a $1,840 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Lotus Development Corporation acquisition in July, 1995.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS

                 (Dollars in millions except per share amounts)

                       Three Months                       Twelve Months
                     Ended December 31                  Ended December 31
                     -----------------                  -----------------
                                             Percent                            Percent
                     1996        1995        Change      1996        1995       Change
                     ----        ----        -------     ----        ----       -------
REVENUE
 Hardware sales    $11,660     $11,469         1.7%    $36,316     $35,600        2.0%
  Gross margin          36.6%       39.6%                   35.6%       38.6%

 Services            5,009       4,095        22.3%     15,873      12,714       24.8%
  Gross margin          22.3%       22.3%                   20.3%       21.0%

 Software            3,718       3,578         3.9%     13,052      12,657        3.1%
  Gross margin          68.4%       64.3%                   68.7%       65.0%

 Maintenance         1,755       1,862        -5.8%      6,981       7,409       -5.8%
  Gross margin          47.1%       47.8%                   47.6%       50.7%

 Rentals
 and financing       1,001         916         9.4%      3,725       3,560        4.6%
  Gross margin          56.6%       55.1%                   56.4%       55.4%

TOTAL REVENUE       23,143      21,920         5.6%     75,947      71,940        5.6%


GROSS PROFIT         9,321       9,151         1.9%     30,539      30,367        0.6%
  Gross margin          40.3%       41.7%                   40.2%       42.2%

OPERATING EXPENSES

 S,G&A               5,093       5,392        -5.5%     16,854      16,766        0.5%
  % of revenue          22.0%       24.6%                   22.2%       23.3%

 R,D&E (1,2)         1,332       1,248         6.8%      5,089       6,010      -15.3%
  % of revenue           5.8%        5.7%                    6.7%        8.4%

OPERATING INCOME     2,896       2,511        15.3%      8,596       7,591       13.2%

Other income           181         255       -29.2%        707         947      -25.3%
Interest expense       190         198        -4.6%        716         725       -1.3%

EARNINGS BEFORE
INCOME TAXES         2,887       2,568        12.4%      8,587       7,813        9.9%
  Pre-tax margin        12.4%       11.7%                   11.3%       10.9%

Provision for
income taxes           864         857         0.6%      3,158       3,635      -13.1%
  Effective tax
   rate                 29.9%       33.4%                   36.8%       46.5%

NET EARNINGS       $ 2,023     $ 1,711        18.3%    $ 5,429     $ 4,178       30.0%
  Net margin             8.7%        7.8%                    7.1%        5.8%

Preferred stock
dividends and trans-
action costs             5           5                      20          62

NET EARNINGS
APPLICABLE TO COMMON
SHAREHOLDERS       $ 2,018     $ 1,706        18.3%    $ 5,409     $ 4,116       31.4%
                   =======     =======                 =======     =======

NET EARNINGS PER
SHARE OF COMMON
STOCK              $  3.93     $  3.09        27.2%    $ 10.24     $  7.23       41.6%
                   =======     =======                 =======     =======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)         513.4       552.4                   528.4       569.4

(1) Twelve months 1996 includes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March, 1996.

(2) Twelve months 1995 includes a $1,840 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Lotus Development Corporation acquisition in July, 1995.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                              (Dollars in millions)

                                                At             At
                                       December 31    December 31      Percent
                                              1996           1995       Change
                                       -----------    -----------      -------
ASSETS

 Cash, cash equivalents,
 and marketable securities                 $ 8,137        $ 7,701         5.7%

 Receivables - net, inventories,
 and prepaid expenses                       32,558         32,990        -1.3%

 Plant, rental machines,
 and other property - net                   17,407         16,579         5.0%

 Investments and other assets               23,030         23,022        --
                                           -------        -------

TOTAL ASSETS                               $81,132        $80,292         1.0%
                                           =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                           $12,957        $11,569        12.0%
 Long-term debt                              9,872         10,060        -1.9%
                                           -------        -------
 Total debt                                 22,829         21,629         5.5%

 Accounts payable, taxes,
 and accruals                               21,043         20,079         4.8%

 Other liabilities and
 deferred income taxes                      15,632         16,161        -3.3%
                                           -------        -------
 Total liabilities                          59,504         57,869         2.8%

 Stockholders' equity                       21,628         22,423        -3.5%
                                           -------        -------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                       $81,132        $80,292         1.0%
                                           =======        =======